EXHIBIT 10.14(o)
        2022 Omnibus Award Plan

Stock Option Grant Certificate
Subject to the terms and conditions set forth in this certificate,
/$ParticipantName$/ has been awarded an Option to purchase /$AwardsGranted$/ Shares as follows:
    Grant Date: /$GrantDate$/
Expiration Date: /$ExpirationDate$/
    Purchase Price Per Share: /$GrantPrice$/
    Vests: as set forth in your Equity Plan account for this Option grant
Stanley Black & Decker, Inc.
As a member of the Stanley Black & Decker team, your skills and contributions are vital to our Company's and its Shareholders continued success. This award of stock options provides you with the opportunity to earn significant financial rewards for your efforts and contributions to making Stanley Black & Decker the most successful company it can be.
On behalf of the Board of Directors, Congratulations.

Donald Allan Jr.
President & Chief Executive Officer
Stanley Black & Decker, Inc.

EXHIBIT 10.14(o)
NON-QUALIFIED STOCK OPTION TERMS

This certifies that Stanley Black & Decker, Inc. (the “Company”) has on the Grant Date granted to the Grantee named in this Award Certificate the option (the “Option”) to purchase, on or before the Expiration Date at the Purchase Price per share of the common stock of Stanley Black & Decker, Inc., par value $2.50 per share (the “Common Stock”) all as set forth in this Award Certificate. The Option is granted subject to the following terms and conditions and the terms and conditions of the Company’s 2022 Omnibus Award Plan, as amended from time to time (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall govern. For purposes of this Award Certificate, if the Grantee is not employed by the Company, “Employer” means the Affiliate that employs the Grantee.

1. Vesting and Exercisability.

(a) The Option will become vested and exercisable on the date (or dates) and in the amounts specified in the Grantee’s Merrill Lynch (or subsequent recordkeeper’s) account for this Option grant, provided the Grantee continues in employment with the Company or an Affiliate until the applicable vesting date. Once vested, the vested portion of the Option may be exercised, from time to time, from the applicable vesting date until the earlier of (i) the Expiration Date set forth in this Award Certificate or (ii) the applicable date described below in paragraph 6 regarding termination of employment. Shares of Common Stock may be purchased hereunder only to the extent that this Option has become vested. If, prior to the vesting date for any portion of the Option, the Grantee’s employment with the Company and its Affiliates terminates for any reason other than as set forth in Section 1(b) or 1(c), the unvested portion of the Option will be forfeited.

(b) ) If, prior to the vesting date for any portion of the Option, the Grantee’s employment with the Company and its Affiliates terminates due to Retirement, Disability or death, this Option will become immediately fully vested.

(c) If, prior to the vesting date for any portion of the Option, the Grantee’s employment with the Company and its Affiliates terminates as a result of a Qualifying Divestiture Termination, then a pro-rata portion of each unvested tranche of the Options shall become immediately vested in an amount equal to (i) the total number of Options in such tranche subject to this Award Certificate, multiplied by (ii) a fraction, the numerator of which is the number of the Grantee’s completed full months of service from the Grant Date to the date of the Qualifying Divestiture Termination and the denominator of which is the number of full months between the Grant Date to the vesting date of such tranche under this Award Certificate. All of the Grantee’s vested but not yet exercised Options will expire on the earlier of (x) 60 days following the Grantee's termination date due to Divestiture or (y) the Expiration Date stated above. Any Options remaining unvested as of the date of the Grantee's termination due to the Divestiture after the application of this Section 1(c) will be forfeited.

2. Process of Exercise. The vested portion of the Option may be exercised, in whole or in part, by written notification to the Company’s Treasurer at the Company’s executive offices in New Britain, Connecticut, or by any other procedure established by the Company from time to time. Such notification shall (i) specify the number of shares of Common Stock with respect to which the Option is being exercised, and (ii) be accompanied by payment for such shares of Common Stock. Such notification shall be effective upon its receipt by the Treasurer or any other party designated by the Treasurer on or before the Expiration Date. The Option may not be exercised with respect to a fractional share or with respect to the lesser of 100 shares or the balance of the shares then covered by the Option. In the event the Expiration Date falls on a day which is not a regular business day at the Company’s executive offices in New Britain, Connecticut, then such written notification must be received at such office on or before the last regular business day prior to the Expiration Date. Payment is to be made by check payable to the order of Stanley Black & Decker, Inc. or by one of the alternative methods of payment described in the Plan and acceptable to the Company’s Compensation and Talent Development Committee (the “Committee”). No shares of Common Stock shall be issued on exercise of the Option until full payment for such shares of Common Stock has been made and all checks delivered in payment therefor have been collected. The Grantee shall not have any rights of a shareholder upon exercise of the Option, including but not limited to, the right to vote or to receive dividends, until stock certificates have been issued to the Grantee or Grantee’s ownership has been otherwise recorded.

3. Tax Withholding.

(a) Regardless of any action the Company or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee's responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the exercise of the Option, the subsequent sale of any shares of Common Stock acquired pursuant to the Option and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee's liability for Tax-Related Items.

(b) Prior to the delivery of shares of Common Stock upon the exercise of the Option, if the Grantee's country of residence (and country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the exercise of the Option that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock. Depending on the withholding method specified in the Plan, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that the withholding of shares of Common Stock becomes prohibited under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and the Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Grantee's regular salary and/or wages or any other amounts payable to the Grantee, or may require the Grantee to personally make payment of the Tax-Related Items required to be withheld. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from the Grantee's regular salary and/or wages or other amounts payable to the Grantee, no shares of Common Stock will be issued to the Grantee (or the Grantee's estate) upon exercise of the Option unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Option. If the obligation for the Grantee's Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Grantee shall be deemed to have been issued the full number of shares of Common Stock issuable upon exercise, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of the exercise or any other aspect of the Option.

(c) The Grantee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee's participation in the Plan or the Grantee's acquisition of shares of Common Stock that cannot be satisfied by the means described herein. The Company may refuse to deliver any shares of Common Stock due upon exercise of the Option if the Grantee fails to comply with the Grantee's obligations in connection with the Tax-Related Items as described herein. If the Grantee is subject to taxation in more than one country, the Grantee acknowledges that the Company, the Employer or one or more of their respective Affiliates may be required to withhold or account for Tax-Related Items in more than one country. The Grantee hereby consents to any action reasonably taken by the Company and the Employer to meet the Grantee's obligation for Tax-Related Items. By accepting this Option, the Grantee expressly consents to the withholding of shares of Common Stock and/or withholding from the Grantee's regular salary and/or wages or other amounts payable to the Grantee as provided for hereunder. All other Tax-Related Items related to the Option and any shares of Common Stock delivered in payment thereof shall be the Grantee's sole responsibility.

4. Transferability. Except as otherwise provided in the Plan, the Option is not transferable by the Grantee otherwise than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) following the Grantee’s Retirement, in whole or in part and without payment of consideration, to (a) the Grantee’s spouse, children and grandchildren

EXHIBIT 10.14(o)
(an “Immediate Family Member”) or Immediate Family Members, (b) a trust or trusts for the exclusive benefit of Immediate Family Member(s), or (c) a partnership or partnerships in which Immediate Family Member(s) are the only Partner(s). More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. The Company reserves the right to charge administrative fees in respect of such transfers.

5. No Right to Continued Employment. The Option does not confer upon the Grantee any right with respect to continuation of employment with the Company or any Affiliate, nor will not interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s employment at any time.

6. Termination of Employment. Notwithstanding any other provisions:

If the Grantee’s employment with the Company and its Affiliates terminates for any reason other than Retirement, Disability or death, the Grantee may exercise the portion of the Option that has become vested as of the Grantee’s termination date until the earlier of (i) the Expiration Date set forth in this Award Certificate or (ii) 60 days following such termination date. If the Grantee’s employment terminates due to Retirement, Disability or death, the Option will become immediately vested in full and the Grantee (or, following the Grantee’s death, the person designated in the Grantee’s last will and testament or if no person is designated, the Grantee’s estate) may exercise the Option until the Expiration Date set forth in this Award Certificate.

Leaves of absence for such periods and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Grantee, the Company shall be under no obligation to issue shares unless the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the Grantee’s estate or the proper legatees or distributees thereof.

7. Legal and Tax Compliance; Cooperation. If the Grantee is a resident and/or employed outside of the United States, the Grantee agrees, as a condition of the grant of the Option, to repatriate all payments attributable to the shares of Common Stock acquired under the Plan (including, but not limited to, any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Option) if required by and in accordance with local foreign exchange rules and regulations in the Grantee's country of residence (and/or country of employment, if different). In addition, the Grantee also agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Grantee's country of residence (and/or country of employment, if different). Finally, the Grantee agrees to take any and all actions as may be required to comply with the Grantee's personal legal and tax obligations under local laws, rules and regulations in the Grantee's country of residence (and/or country of employment, if different).

8. Data Privacy. The Company is located at 1000 Stanley Drive, New Britain Connecticut 06053 U.S.A. and grants Options to acquire shares of Common Stock under the Plan to employees of the Company and its Affiliates, at its sole discretion. In accepting the Option granted under the Plan, the Grantee should carefully review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. The Company collects, processes and uses personal data of employees, including name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Options to acquire shares of Common Stock canceled, vested, or outstanding in the Grantee's favor, which the Company receives from the Grantee or, if different, the Employer (“Personal Information”). If the Company grants the Grantee an Option under the Plan, then the Company will collect the Grantee's Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Grantee's Personal Information will be the Company's necessity to execute its contractual obligations under this Award Certificate and to comply with its legal obligations.
(b)Stock Plan Administration Service Providers. The Company transfers the Grantee's Personal Information as necessary and appropriate to Bank of America Merrill Lynch and its affiliates (“BAML”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Grantee's data with another company that serves in a similar manner. BAML will open an account for the Grantee to receive and trade shares of Common Stock the Grantee acquires under the Plan. The Grantee will be asked to agree to separate terms and data processing practices with BAML, which is a condition of the Grantee's ability to participate in the Plan.
(c)International Data Transfers. The Grantee's Personal Information may be transferred to or otherwise processed in the United States or other jurisdictions besides the Grantee's own. The Grantee' should note that the Grantee's country of residence (and country of employment, if different) may have enacted data privacy laws that are different from those of the recipient country. Such transfers will be made pursuant to Company policies and data protection measures as detailed in the Company’s Employee Privacy Policy, available by contacting Grantee’s local HR manager or Global Privacy Office.
(d)Data Retention. The Company will use the Grantee's Personal Information as long as is necessary to implement, administer and manage the Grantee's participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Grantee's Personal Information, the Company will remove it from its systems.
(e)Voluntariness. The Grantee's participation in the Plan is purely voluntary. If the Grantee elects not to participate in the Plan, the Grantee's decision would not affect the Grantee's salary as an employee of the Employer or the Grantee's career; the Grantee would merely forfeit the opportunities associated with the Plan.
(f)Individual Rights. The Grantee may have a number of rights under data privacy laws in the Grantee's country of residence (and country of employment, if different). Depending on where the Grantee is based, the Grantee's rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to this Award Certificate, (ii) request to rectify incorrect Personal Information, (iii) request to delete Personal Information, (iv) request to restrict Personal Information processing, and/or (v) lodge complaints with competent authorities in the Grantee's country of residence (and country of employment, if different). To receive clarification regarding the Grantee's rights or to exercise the Grantee's rights, the Grantee should contact the Grantee's local HR department. A response to the Grantee's request will be provided consistent with applicable law.
(g)SBD Employee Privacy Notice. All collection and use of the Grantee's Personal Information under this Notice is made pursuant to the Company’s Employee Privacy Notice (the “Privacy Notice”), which the Grantee has previously received. Please see the Privacy Notice for additional information on the Company’s policies regarding data retention, data security and other important information.

By accepting the Option as granted under the Plan, the Grantee explicitly declares that the Grantee has been informed about the collection, processing and use of the Grantee's Personal Information by the Company and the transfer of the Grantee's Personal Information to the recipients mentioned above, including recipients located in countries that have different data protection rules than in the Grantee's country of residence.

EXHIBIT 10.14(o)

9. Insider Trading/Market Abuse Laws. By participating in the Plan, the Grantee agrees to comply with the Company's policy on insider trading (to the extent that it is applicable to the Grantee). The Grantee further acknowledges that, depending on the Grantee's or the Grantee's broker’s country of residence or where the shares of Common Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee's ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to purchase shares of Common Stock (e.g., Option) or rights linked to the value of shares of Common Stock, during such times the Grantee is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Grantee's country of residence (or country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee places before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities. The Grantee understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company's insider trading policy. The Grantee acknowledges that it is the Grantee's personal responsibility to comply with any applicable restrictions, and that the Grantee should consult with the Grantee's personal advisor on this matter.

10. Private Placement. If the Grantee is a resident and/or employed outside of the United States, the Grantee acknowledges that the grant of the Option is not intended to be a public offering of securities in the Grantee's country of residence (country of employment, if different). The Grantee further acknowledges that the Company has not submitted any registration statement, prospectus or other filing with any securities authority other than the U.S. Securities and Exchange Commission with respect to the grant of the Option, unless otherwise required under local law. No employee of the Company is permitted to advise the Grantee on whether the Grantee should acquire shares of Common Stock under the Plan or provide the Grantee with any legal, tax or financial advice with respect to the grant of the Option. The acquisition of shares of Common Stock involves certain risks, and the Grantee should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan and the disposition of them. Further, the Grantee should carefully review all of the materials related to the Option and the Plan, and the Grantee should consult with the Grantee's personal legal, tax and financial advisors for professional advice in relation to the Grantee's personal circumstances.

11. Adjustments. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other changes in corporate structure or capitalization affecting the Common Stock, the number of shares of Common Stock remaining to be exercised under the Option and the Purchase Price shall be appropriately adjusted by the Committee in accordance with the terms and provisions of the Plan. If, as a result of any adjustment under this paragraph, the Grantee becomes entitled to a fractional share of Common Stock, the Grantee shall have the right to purchase only the adjusted number of full shares of Common Stock and no payment or other adjustment will be made with respect to the fractional share of Common Stock so disregarded.

12. Governing Law; Venue. The Plan, this Award Certificate and all determinations made and actions taken pursuant to the Plan or Award Certificate shall be governed by the laws of the State of Connecticut, without giving effect to the conflict of laws principles thereof. Any disputes regarding this Option, the Award Certificate or the Plan shall be brought only in the United States in the state or federal courts of the State of Connecticut.

13. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or other Options granted to the Grantee under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. Binding Effect. The grant of this Option shall be binding and effective only if this Award Certificate is executed by or on behalf of the Company.

15. Capitalized Terms.

(a)    The term “Retirement” means the Grantee's termination of employment with the Company and each of its Affiliates after (a) attaining the age of 55 and completing 10 years of service, or (b) attaining the age of 65 and completing one or more years of service. The term “Disability” has the meaning provided in Section 22(e)(3) of the Code, or any successor provision.

(b)    The term “Divestiture” means the consummation of a sale or other disposition of a subsidiary, division, business unit, or other organizational unit, whether such disposition is effected by means of a sale of assets, a sale of subsidiary equity or other ownership interest, or otherwise, in each case that is designated by the Company, in its sole discretion, as a “Divestiture.” For the avoidance of doubt, any transaction that is a Change in Control shall not constitute a Divestiture.

(c)    “Qualifying Divestiture Termination” means a termination of the Participant’s employment with the Company and its Affiliates in connection with a Divestiture as a result of (i) the Participant becoming employed by the purchaser in such Divestiture or its affiliate immediately following the Divestiture; (ii) the Participant not receiving qualifying offer of employment from the purchaser in such Divestiture or its affiliate, as determined by the Company, in its sole discretion; or (iii) Participant’s employing entity ceasing to be an Affiliate of the Company as a result of the Divestiture.

All other capitalized terms used in this Award Certificate which are not defined herein or on the front of this Award Certificate shall have the meanings given them in the Plan unless the context clearly requires otherwise.

16. Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or under the Option shall be binding, conclusive and final. The waiver by the Company of any provision of the Option shall not operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of the Option. The Option shall be irrevocable during the Option period. Grantee agrees to execute such other agreements, documents, or assignments as may be necessary or desirable to effect the purposes of the Option.

17. Clawback/Recoupment Policy. Notwithstanding any other provision of this Award Certificate to the contrary, the Grantee acknowledges and agrees that all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall require the Grantee's prior consent. For purposes of the foregoing, the Grantee expressly and explicitly authorizes the Company to issue instructions, on the Grantee's behalf, to any brokerage firm and/or third party administrator engaged by the Committee to hold the Grantee's shares of Common Stock, and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company.

18. Addendum. Notwithstanding any provisions of this Award Certificate to the contrary, the Option shall be subject to any special terms and conditions for the Grantee's country of residence (and country of employment, if different), as are set forth in an applicable Addendum to this Award Certificate. Further, if the Grantee transfers residence and/or employment to another country reflected in an Addendum to this Award Certificate, the special terms and conditions for such country will apply to the Grantee to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee's transfer). Any applicable Addendum shall constitute part of this Award Certificate.

19. Additional Requirements; Amendments. The Company reserves the right to impose other requirements on the Option, any shares of Common Stock acquired pursuant to the Option and the Grantee's participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Grantee to sign any agreements or undertakings that may be

EXHIBIT 10.14(o)
necessary to accomplish the foregoing. In addition, the Company reserves the right to amend the terms and conditions reflected in this Award Certificate, without the Grantee's consent, either prospectively or retroactively, to the extent that such amendment does not materially affect the Grantee's rights under the Option except as otherwise permitted under the Plan or this Award Certificate.

20. Nature of the Grant. In accepting the Option, the Grantee hereby acknowledges that:

(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be terminated, suspended or amended by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is voluntary and does not create any contractual or other right to receive future Options or benefits in lieu of an Option, even if Options have been granted in the past;
(c)all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of the Options and the Grantee's participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any other Affiliate shall not interfere with the ability of the Company, the Employer or any other Affiliate to terminate the Grantee's employment relationship (if any);
(e)the Grantee is voluntarily participating in the Plan;
(f)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Grantee's employment and the Grantee's employment contract, if any;
(h)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;
(i)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of such shares of Common Stock acquired under the Plan may increase or decrease in the future;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Grantee's status as an employee (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee's employment agreement, if any);
(k)on the date of termination of the Grantee's status as an employee (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee's employment agreement, if any), the Grantee's right to participate in the Plan, if any, will terminate (for purposes of the foregoing, the Committee shall have exclusive discretion to determine the effective date the Grantee is no longer an employee);
(l)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee's local currency and the United States Dollar that may affect the value of the shares of Common Stock acquired or sold under the Plan;
(m)in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option, or recoupment of any shares of Common Stock acquired under the Plan, or diminution in value of the Option or shares of Common Stock acquired upon vesting of the Option resulting from (A) termination of employment by the Company or the Employer, as applicable (for any reason whatsoever and whether or not in breach of applicable labor laws) , and / or (B) the application of any recoupment policy or any recovery or clawback policy otherwise required by law, and the Grantee hereby irrevocably releases the Company, the Employer and any Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option, the Grantee shall be deemed irrevocably to have waived the Grantee's entitlement to pursue such claim; and
(n)in the event of termination of the Grantee's employment with the Company (whether or not in breach of local labor laws), the Grantee's right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date of termination of the Grantee's active employment as determined in the discretion of the Committee unless otherwise provided in this Award Certificate or the Plan; furthermore, in the event of termination of the Grantee's employment (regardless of any contractual or local law requirements), the Grantee's right to vest in the Option after such termination, if any, will be measured by the date of termination of the Grantee's active employment; the Committee will have the discretion to determine the date of termination of the Grantee's active employment for purposes of the Option.
21. Acceptance. By electronically accepting the grant of this Option, the Grantee affirmatively and expressly acknowledges that the Grantee has read this Award Certificate, the Addendum to the Award Certificate (as applicable) and the Plan, and specifically accepts and agrees to the provisions therein. The Grantee also affirmatively and expressly acknowledges that the Company, in its sole discretion, may amend the terms and conditions reflected in this Award Certificate without the Grantee's consent, either prospectively or retroactively, to the extent that such amendment does not materially impair the Grantee's rights under the Option, and the Grantee agrees to be bound by such amendment regardless of whether notice is given to the Grantee of such change.
22. Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or this Option shall be binding, conclusive and final. The waiver by the Company of any provision of this Option shall not operate as or be construed to be a subsequent waiver of the same provision or of any other provision of the Option. The Grantee agrees to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Option.
23. English Language. If the Grantee is resident and/or employed outside of the United States, the Grantee acknowledges and agrees that it is the Grantee's express intent that this Award Certificate, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Grantee has received this Award Certificate, the Plan or any other documents related to the Option translated into a

EXHIBIT 10.14(o)
language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.
24. Section 409A. For the avoidance of doubt, if the Grantee is subject to U.S. income taxation and is a “specified employee” (within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) at the time of the Grantee's separation from service, and the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled settlement date, but will instead pay it, without interest, on the first business day of the seventh month after the Grantee’s separation from service or, if earlier, on the Grantee’s death.
25. Other. The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon settlement of the Options (i) if the Common Stock is not listed on any national securities exchange, (ii) prior to the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or rulings or regulations of any governmental regulatory body, and (iii) prior to the Company obtaining any consent or approval or other clearance from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable. Shares of Common Stock to be issued in respect of Options will be issued only in compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and the Grantee shall comply with any requirements imposed by the Committee under such laws. If the Grantee qualifies as an "affiliate" (as that term is defined in Rule 144 ("Rule 144") promulgated under the Act), upon demand by the Company, the Grantee (or any person acting on the Grantee's behalf) shall deliver to the Treasurer at the time of settlement of the Options a written representation that the Grantee will acquire shares of Common Stock pursuant to the Plan for the Grantee's own account, that the Grantee is not taking the shares with a view to distribution and that the Grantee will dispose of the shares of Common Stock only in compliance with Rule 144.

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